[SAGE LOGO]

                                        APPLICATION-CONFIRMATION FORM
                                        [Asset I]
                                        Sage Life Assurance of America, Inc.
                                        P.O. Box 290680
                                        Wethersfield, CT 06129-0680

This form (a) confirms the information you provided when you applied for the Group Certificate, and (b) receipt of your Certificate. We invested your initial purchase payment according to your instructions, consistent with the terms of the Certificate and prospectus. Carefully review the information on this form. Any corrections should be indicated on this form. Please initial where indicated in the Authority For Telephone/Electronic Transfers and Replacement sections of this form if those statements are accurate and clearly mark "Yes" or "No" boxes in sections where requested. Please sign and date this form on the reverse side and return it promptly to Sage Life in the enclosed postage-paid envelope. We reserve the right to restrict financial transactions on the certificate number listed below until we receive this signed form.


GROUP CONTRACT NO:  [000000000]
CERTIFCATE NO:  [0000000000]
INITIAL PURCHASE PAYMENT:  [$10,000]
TYPE OF CERTIFICATE:  [TRADITIONAL IRA]
OPTIONAL RIDERS:  [ENHANCED DEATH BENEFIT]
ISSUE DATE:  [01/01/2001]
STATE OF SALE:  [DE]

OWNER
[NAME]
[RESIDENCE STREET ADDRESS]
[CITY - STATE - ZIP]
[SS# or TIN#]
[DATE OF BIRTH]
[TELEPHONE]
[E-MAIL ADDRESS]

[JOINT OWNER]
[NAME]
[RESIDENCE STREET ADDRESS]
[CITY - STATE - ZIP]
[SS# or TIN#]
[DATE OF BIRTH]
[TELEPHONE]
[E-MAIL ADDRESS]

ANNUITANT
[NAME]
[RESIDENCE STREET ADDRESS]
[CITY - STATE - ZIP]
[SS# or TIN#]
[SEX] [DATE OF BIRTH]
[TELEPHONE]
[RELATIONSHIP TO OWNER]

BENEFICIARY DESIGNATION
PRIMARY
[NAME]
[SS# or TIN#]
[% OF BENEFIT]
[RELATIONSHIP TO OWNER]

[NAME]
[SS# or TIN#]
[% OF BENEFIT]
[RELATIONSHIP TO OWNER]

[CONTINGENT]
[NAME]
[SS# or TIN#]
[% OF BENEFIT]
[RELATIONSHIP TO OWNER]


ALLOCATING THE PURCHASE PAYMENT

DOLLAR-COST AVERAGING:                      [YES-NO]
                                            [DCA ACCOUNT - # OF MONTHS]

ASSET ALLOCATION MODEL:                     [NONE]
                                            [MODEL IV]

VARIABLE SUB-ACCOUNTS:                      [ALLOCATION %] [FUND NAME]
                                            [ALLOCATION %] [FUND NAME]
                                            [ALLOCATION %] [FUND NAME]
                                            [ALLOCATION %] [FUND NAME]
                                            [ALLOCATION %] [FUND NAME]

FIXED SUB-ACCOUNTS:                         [ALLOCATION %] [FUND NAME]


[PAYMENT PROTECTION PROGRAM]                [YES-NO]
----------------------------                [FIXED ACCOUNT GUARANTEE PERIOD]

                                           [ALLOCATION %] [VARIABLE SUB-ACCOUNT]
                                           [ALLOCATION %] [VARIABLE SUB-ACCOUNT]
                                           [ALLOCATION %] [VARIABLE SUB-ACCOUNT]
                                           [ALLOCATION %] [VARIABLE SUB-ACCOUNT]


AUTOMATIC PORTFOLIO REBALANCING
[YES/NO]
[QUARTERLY]


STANDING ALLOCATION INSTRUCTIONS
--------------------------------
[SAME AS INITIAL ALLOCATIONS]
Or
[ALLOCATION %] [FUND NAME]
[ALLOCATION %] [FUND NAME]
[ALLOCATION %] [FUND NAME]
[ALLOCATION %] [FUND NAME]


AUTHORITY  FOR  TELEPHONE/ELECTRONIC  TRANSFERS
I have read and understand the Telephone and Internet Transaction sections of the prospectus. [ ] YES [ ] NO

Please issue a Personal Identification Number (PIN) to me.    [  ] YES  [  ] NO

I _______(Owner's Initials) authorize you to provide my PIN to my Registered Representative so he/she can make telephone and Internet transactions between Sub-Accounts on my behalf [ ] YES [ ] NO

DOCUMENT DELIVERY METHOD

I request delivery of the documents listed below via the method I have selected. I understand that I may amend the delivery method including requiring delivery in paper form by:

o        Calling 1-877-TEL-SAGE (1-877-835-7243)
o        Using Sage Life's Website: www.sageusa.com
o        Writing Sage Life's Customer Service Center
         P.O. Box 290680, Wethersfield, CT 06129-0680

Prospectuses:     [METHOD]
Annual/Semi-Annual Fund Reports:  [METHOD]
Product/Fund Prospectuses Supplements:  [METHOD]
Quarterly Statements and Transaction Confirmations:  [METHOD]
E-Mail Address:  [john.doe@aol.com]

REPLACEMENT
I ________(Owner's Initials) acknowledge that this Certificate does not replace any existing annuities or life insurance policies.

SUITABILITY, RECEIPT OF CERTIFICATE AND SIGNATURES

Suitability: To the best of my knowledge and belief, by signing below, I acknowledge receiving the current Variable Annuity Prospectus and Investment Fund Prospectuses and understand Income Payments and Surrender Values, when based upon the investment experience of the Variable Account, may increase or decrease, depending upon investment experience for the Certificate and are not guaranteed as to dollar amount.

The use of "I", "me", and "my" in this Application-Confirmation includes multiple Owners, if applicable, and the Annuitant, where Annuitant's consent or other action is required.


Receipt of Certificate: I acknowledge that I received this Certificate on ___/___/___


Signature at ___________________________ On______________________
                  City/State                                  Date


X___________________________________
         Applicant/Owner

ARIZONA Notice to Applicants: Upon written request, Sage Life will provide within a reasonable time frame, reasonable factual information about the annuity's benefits and provisions. If for any reason the Owner is not satisfied with the annuity, it may be returned to Sage Life within 10 days after delivery and the Certificate value will be refunded.

COLORADO Notice to Applicants: It is unlawful to knowingly provide false, incomplete, or incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance.

DISTRICT OF COLUMBIA APPLICANTS: WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING THE INSURER OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, AN INSURER MAY DENY INSURANCE BENEFITS IF FALSE INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THAT APPLICANT.

ARKANSAS,  KENTUCKY,  NEW  JERSEY,  NEW  MEXICO,  OHIO,  PENNSYLVANIA  Notice to
Applicants: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

LOUISIANA Notice to Applicants: Any person who knowingly presents false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

APCONF-DVA-C-2001